Filed Pursuant to Rule 424(b)(3)
Registration No. 333-293648

The information in this preliminary prospectus supplement is not complete and may be changed. We are not using this preliminary prospectus supplement or the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated February 23, 2026)

      Depositary Shares

Each Representing a 1/20th Interest in a Share of

  % Series A Mandatory Convertible Preferred Stock

  % Series A Mandatory Convertible Preferred Stock

We are offering      depositary shares (“Depositary Shares”), each of which represents a 1/20th interest in a share of our   % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A., as bank depositary, pursuant to a deposit agreement. Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on our Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors (the “Board”), or an authorized committee of the Board, at an annual rate of   % on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $1.00 per share (“common stock”), or in any combination of cash and common stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, May 15, 2026 and ending on, and including, February 15, 2029.

Each share of our Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between      and     shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to February 15, 2029, which we refer to herein as the “final averaging period.” At any time prior to February 15, 2029, a holder of 20 Depositary Shares may cause the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our common stock equal to the minimum conversion rate of    , subject to anti-dilution adjustments. If a holder of 20 Depositary Shares causes the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount (as described herein).

Concurrently with this offering, we are also making a public offering of      shares of our common stock pursuant to a separate prospectus supplement (the “Common Stock Offering”). We have granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional      shares of our common stock. The aggregate proceeds from this offering and the Common Stock Offering (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock being offered in the Common Stock Offering. See “Concurrent Common Stock Offering.”

We intend to use the proceeds of this offering, together with the proceeds of the Common Stock Offering, (i) to repay a portion of the amounts outstanding under the Fifth Amended and Restated Long-Term Credit Agreement by and among us, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent, and Citibank, N.A., as Syndication Agent (the “Credit Facility”) and (ii) for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation.

Prior to this offering, there has been no public market for the Depositary Shares or the Mandatory Convertible Preferred Stock. We intend to apply to list the Depositary Shares on the New York Stock Exchange (the “NYSE”) under the symbol “WHR.PRA.” Our common stock is listed on the NYSE and the NYSE Texas under the symbol “WHR.”

Investing in Depositary Shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents we file with the Securities and Exchange Commission (the “SEC”).

	Per Depositary Share	Total
Price to Public(1)	$	$
Underwriting discount(1)(2)	$	$
Proceeds, before expenses, to Whirlpool Corporation	$	$

(1)	Assumes no exercise of the underwriters’ over-allotment option described below.
(2)	See “Underwriting (Conflicts of Interest)” beginning on page S-65 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to      additional Depositary Shares from us at the public offering price, less the underwriting discount, solely to cover over-allotments.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

It is expected that delivery of the Depositary Shares will be made against payment therefor on    , 2026, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Citigroup	BNP PARIBAS	Mizuho

Scotiabank

Financial Advisor to Whirlpool Corporation

ICR Capital LLC

The date of this prospectus supplement is    , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different information. The Depositary Shares are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Depositary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to in this prospectus supplement will be made available to prospective investors at no cost upon request to us.

Unless the context requires otherwise, the terms “Whirlpool,” “we,” “our,” and “us” refer to Whirlpool Corporation, including its subsidiaries.

S-ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this prospectus supplement, the accompanying prospectus, the information incorporated herein by reference and other written and oral statements made from time to time by us or on our behalf do not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” “guarantee,” “seek,” and the negative of these words and words and terms of similar substance. Our forward-looking statements generally relate to our strategic or transactional objectives, including India transaction expectations and other M&A and divestitures; operational planning or implementation, including technology and workforce management; financial projections or goals, including capital allocation and tax impacts; external or macroeconomic risks, such as supply chain volatility and geopolitical conditions; and legal, regulatory or sustainability matters. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool’s ability to maintain or increase sales to significant trade customers and builders; (3) Whirlpool’s ability to maintain its reputation and brand image; (4) Whirlpool’s ability to achieve its business objectives and successfully manage its strategic portfolio transformation and outsourced business unit service model; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool’s ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past transactions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to Whirlpool’s international operations; (10) Whirlpool’s ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool’s ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool’s ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool’s ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions. In addition, factors that could cause actual results to differ materially from our India transaction expectations include, among other things, failure or delays in launching any transaction based on market conditions or other factors, failure or delays in share settlement and closing, transaction proceeds being lower than expected, alternative uses for proceeds received, brand license valuation expectations not being met, and strategic, economic or industry expectations for India not being realized.

S-iii

Except as required by law, we undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our filings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements. Additional information concerning these factors can be found in our periodic filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

Whirlpool Corporation

Whirlpool Corporation (“Whirlpool”), committed to being the best kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in four countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement. Whirlpool had approximately $16 billion in annual net sales and 41,000 employees in 2025.

We conduct our business through three operating segments: Major Domestic Appliances (“MDA”) North America; MDA Latin America; and Small Domestic Appliances (“SDA”) Global.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

We expect to enter into a new senior secured revolving credit facility (the “New Credit Facility”) to replace the Credit Facility before the end of the first quarter of 2026. The New Credit Facility is expected to provide a lower aggregate borrowing capacity than the Credit Facility, better aligning with our anticipated liquidity needs given our refocused portfolio.

The Offering

The following summary is a summary of the Depositary Shares offering and is not intended to be complete. It does not contain all of the information that may be important to you. We encourage you to read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the Depositary Shares. For a more complete understanding of the terms of the Depositary Shares, please refer to “Description of Depositary Shares” in this prospectus supplement.

Issuer	Whirlpool Corporation.

Depositary Shares offered	Depositary Shares, each of which represents a l/20th interest in a share of our Mandatory Convertible Preferred Stock. Each Depositary Share entitles the holder of such Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.

Underwriters’ option to purchase additional Depositary Shares	We have granted the underwriters a 30-day option to purchase up to additional Depositary Shares, at the public offering price, less the underwriting discount, solely to cover over-allotments.

Public offering price	$50 per Depositary Share.

Liquidation preference	$1,000 per share of our Mandatory Convertible Preferred Stock (equivalent to $50 per Depositary Share).

Dividends

 % of the liquidation preference of $1,000 per share of our Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the initial issue date (as defined below) and, to the extent that we are legally permitted to pay dividends and the Board, or an authorized committee thereof, declares a dividend payable with respect to our Mandatory Convertible Preferred Stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by the Board (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their Depositary Shares, or such Depositary Shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $   per share of our Mandatory Convertible Preferred Stock (equivalent to $  per Depositary Share). Each subsequent dividend is expected to be approximately $ per share of our Mandatory Convertible Preferred Stock (equivalent to $ per Depositary Share). See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock—Definitions”) per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $ , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “initial price” equals $1,000, divided by the maximum conversion rate (as defined below), rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, approximately the closing price of our common stock on February , 2026).

Dividend payment dates	February 15, May 15, August 15 and November 15 of each year, commencing on, and including, May 15, 2026 and ending on, and including, February 15, 2029. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

No redemption	We may not redeem the shares of Mandatory Convertible Preferred Stock or the Depositary Shares. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Mandatory conversion date	The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be February 15, 2029.

Mandatory conversion	On the mandatory conversion date, each outstanding share of our Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below, and each Depositary Share will automatically convert into a number of shares of common stock equal to a proportionate fractional interest in such shares of common stock.

If we declare a dividend for the dividend period ending on February 15, 2029, we will pay such dividend to the holders of record as of February 1, 2029, as described above. If, on or prior to February 1, 2029, we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were February 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash.

Conversion rate	Upon conversion on the mandatory conversion date, the conversion rate for each share of our Mandatory Convertible Preferred Stock will be not more than shares of common stock and not less than shares of common stock (respectively, the “maximum conversion rate” and the “minimum conversion rate”), depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than shares of common stock and not less than shares of common stock.

The “applicable market value” of our common stock is the average VWAP per share of our common stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 15, 2029. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The following table illustrates the conversion rate per share of our Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our common stock	Conversion rate per share of Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price (as defined below)	shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $1,000 by the applicable market value

Less than the initial price	shares of common stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments:

Applicable market value of our common stock	Conversion rate per Depositary Share
Greater than the threshold appreciation price	shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $50 by the applicable market value

Less than the initial price	shares of common stock

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately % appreciation over the initial price.

Conversion at the option of the holder	Other than during a fundamental change conversion period (as defined below), at any time prior to February 15, 2029, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of our Mandatory Convertible Preferred Stock, in whole or in part, at the minimum conversion rate of shares of common stock per share of Mandatory Convertible Preferred Stock (equivalent to shares of common stock per Depositary Share) as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments. Because each Depositary Share represents a l/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a fundamental change (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to February 15, 2029, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock at the “fundamental change conversion rate” during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) February 15, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than February 15, 2029. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our common stock in such fundamental change. Holders who convert shares of our Mandatory Convertible Preferred Stock during that period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value as of the effective date of such fundamental change (calculated using a discount rate of  % per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, such effective date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount (clauses (1) and (2), together, the “make-whole dividend amount”), in the case of clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such make-whole dividend amount; provided that if such effective date or the conversion date falls after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. Because each Depositary Share represents a l/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon a fundamental change only in lots of 20 Depositary Shares.

If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our common stock that we deliver in lieu of paying all or a portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will not have any obligation to pay the shortfall in cash.

See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-dilution adjustments	The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our common stock of rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions to holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, including by spin-off; (5) certain distributions to holders of our common stock of cash in excess of the initial dividend threshold (as defined herein); and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting rights	Except as specifically required by Delaware law or our certificate of incorporation, which will include the certificate of designations for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, May 15, 2026), whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock, (1) authorize or create, or increase the authorized amount of, any senior stock (as defined below); (2) amend, alter or repeal the provisions of our certificate of incorporation so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities, in each case, with terms no less favorable to holders in any material respect, subject to certain exceptions.

See “Description of Mandatory Convertible Preferred Stock—Voting Rights” and “Description of Depositary Shares—Voting the Mandatory Convertible Preferred Stock.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:

•

senior to (i) our common stock and (ii) each other class or series of capital stock issued after the original issue date of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to all liabilities of our subsidiaries, including trade payables, and effectively subordinated to all secured obligations, to the extent of the assets that serve as security for those obligations, as well as the capital stock of our subsidiaries held by third parties. As of December 31, 2025, our subsidiaries had $1.9 billion of indebtedness and we had $0.9 million of secured debt and $6.5 billion of senior unsecured indebtedness.

Use of proceeds

We expect the net proceeds from this offering to be approximately $   million (or approximately $   million if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares) after the deduction of our offering expenses and the underwriting discount. We intend to use approximately $700 million of the net proceeds from this offering, together with the net proceeds from the Common Stock Offering (the “Combined

Offerings”), if completed (or up to approximately $800 million of the net proceeds from the Combined Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. As of December 31, 2025, we had $250 million outstanding under the Credit Facility. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes, and as of February 20, 2026, we had $1.62 billion outstanding under the Credit Facility.

We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation. See “Use of Proceeds.”

Material U.S. federal tax consequences	The material U.S. federal income tax consequences of purchasing, owning and disposing of the Depositary Shares and any common stock received upon conversion are described under “Material United States Federal Income Tax Consequences.”

Concurrent Common Stock Offering	Concurrently with this offering of Depositary Shares, we are offering shares of our common stock, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional shares of our common stock. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock being offered in the Common Stock Offering. See “Concurrent Common Stock Offering.”

Common stock outstanding after this offering and the Common Stock Offering	shares of common stock (or shares if the underwriters in the Common Stock Offering exercise in full their option to purchase additional common stock).

Transfer agent and registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock and our common stock.

Listing	We intend to apply to list the Depositary Shares on the NYSE under the symbol “WHR.PRA.” No assurance can be given that our

Depositary Shares will be listed or that any such application for listing will be approved. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. Our common stock is listed on the NYSE and the NYSE Texas under the symbol “WHR.”

Risk factors	You should carefully read and consider the information set forth in “Risk Factors” beginning on page S-12 and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our Credit Facility, which we intend to partially repay with the net proceeds of this offering. As a result, such underwriters will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“Rule 5121”).

Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, (i) any underwriter that has a conflict of interest pursuant to Rule 5121 to not confirm sales to accounts over which it exercises discretionary authority without the prior written consent of the customer; and (ii) that a “qualified independent underwriter” (“QIU”) participate in the preparation of the registration statement, this prospectus supplement and the accompanying prospectus, and exercise the usual standards of “due diligence” with respect to this offering. Scotia Capital (USA) Inc. (“Scotiabank”) has agreed to act as a QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 thereof. Scotiabank will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Scotiabank against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 56,465,571 shares of common stock outstanding as of January 31, 2026, and excludes, in each case as of such date:

•	8,415,317 shares of common stock held in treasury;

•	2,300,498 shares subject to outstanding stock options, performance stock unit awards or restricted stock unit awards;

•	5,346,746 shares of common stock reserved for issuance under our equity incentive and retirement plans;

•	shares of common stock that may be issued in the Common Stock Offering; and

•	any shares of common stock underlying any Depositary Shares that may be issued in this offering.

RISK FACTORS

You should carefully consider the following risk factors and the information under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to the Depositary Shares. You should also note that these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may have a negative impact on our business operations. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the Depositary Shares.

Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock

You are making an investment decision in the Depositary Shares as well as in our Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in Depositary Shares that represent fractional interests in our Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Depositary Shares.

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Depositary Shares and the mandatory conversion date.

The number of shares of our common stock that you would receive upon mandatory conversion of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 15, 2029. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock represented by your Depositary Shares. Specifically, if the applicable market value of our common stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate, rounded to the nearest $0.0001, and initially equals $   (approximately the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, approximately the closing price of our common stock on February  , 2026)), subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our common stock that you would receive upon mandatory conversion of each Depositary Share will be less than the $50 liquidation preference per Depositary Share), and an investment in the Depositary Shares would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the mandatory conversion date or the average VWAP of our common stock over a different period of days.

Purchasers of the Depositary Shares may not realize any or all of the benefit of an increase in the market price of shares of our common stock.

The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (and the liquidation preference of $50 per Depositary Share) if the applicable market value of our common stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate, rounded to the nearest $0.0001, and initially equals $  , subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately  % over the initial price. If the applicable market value of our common stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately  % (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Depositary Shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our common stock that you would receive upon the related mandatory conversion of the Depositary Shares will only be equal to the aggregate liquidation preference of the Depositary Shares), and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the Depositary Shares.

We expect that, generally, the market price of our common stock will affect the market price of the Depositary Shares more than any other single factor. This may result in greater volatility in the market price of the Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. The market price of our common stock could fluctuate significantly in response to a number of factors, including changing laws and regulations that may impact our business, our ability to obtain financing on satisfactory terms, changes in recommendations by financial analysts as well as economic, financial, political and other factors, many of which are beyond our control. For more information regarding such factors, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In addition, we expect that the market price of the Depositary Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Depositary Shares and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Depositary Shares. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Depositary Shares.

Regulatory actions may adversely affect the trading price and liquidity of the Depositary Shares.

We expect that many investors in, and potential purchasers of, the Depositary Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Depositary Shares. Investors would typically implement such a strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Depositary Shares to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Depositary Shares.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.

If a fundamental change (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to February 15, 2029, the fundamental change conversion rate will apply to any shares of Mandatory Convertible Preferred Stock (and, accordingly, the Depositary Shares) converted during the fundamental change conversion period (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) unless the stock price is less than $   or above $   (in each case, subject to adjustment) and, with respect to those shares of Mandatory Convertible Preferred Stock (and, accordingly, those Depositary Shares) converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of common stock in lieu of all or part of such amount and subject to the terms described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” The number of shares of common stock to be issued upon conversion in connection with a fundamental change will be determined as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and the dividends you would lose as a result of converting your Depositary Shares representing our Mandatory Convertible Preferred Stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of common stock per share of the Mandatory Convertible Preferred Stock (and your corresponding right to receive a proportionate number of shares of our common stock per Depositary Share) equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Depositary Shares or the common stock issuable upon conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock.

The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares, are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as grants under employee benefit or incentive plans, offerings of our common stock or other securities convertible into common stock (other than those set forth under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Depositary Shares. In addition, the terms of our Mandatory Convertible Preferred Stock and the Depositary Shares do not restrict our ability to offer common stock or other securities convertible into common stock in the future, including offering a new series of preferred stock that ranks equally with our Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference, or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock or the Depositary Shares in engaging in any such offering or transaction.

The Common Stock Offering, and the possibility of the sale or issuance of our common stock in the future, could reduce the market price of our common stock and, in turn, the Depositary Shares.

Concurrently with this offering, we are also making a public offering of         shares of our common stock. In the Common Stock Offering, we have granted the underwriters in the Common Stock Offering an option to purchase up to an additional         shares of our common stock. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. This offering is not conditioned on the closing of the Common Stock Offering, and the Common Stock Offering is not conditioned on the closing of this offering, and there can be no assurances it will be completed. In the future, we may sell additional shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and, in turn, the Depositary Shares. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, performance stock units, and restricted stock units, and upon conversion of the Mandatory Convertible Preferred Stock, and we may also issue a substantial number of shares of our common stock to pay dividends on the Mandatory Convertible Preferred Stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales or other issuances may occur, could reduce the market price of our common stock and, in turn, the Depositary Shares. This could also impair our ability to raise additional capital through the sale of our securities.

You will have no rights with respect to our common stock until you convert your Depositary Shares, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your Depositary Shares, but your investment in the Depositary Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or our bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would materially and adversely affect the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock.

You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Mandatory Convertible Preferred Stock.

You do not have voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of the Board except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, May 15, 2026), whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, winding-up or dissolution and having similar voting rights, will be entitled to vote for the election of a total of two additional members of the Board, subject to the terms and limitations described under “Description of Mandatory Convertible Preferred Stock—Voting Rights.” Holders of Depositary Shares must act through the bank depositary to exercise any voting rights in respect of our Mandatory Convertible Preferred Stock.

Our Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation, winding-up or dissolution of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to make payments to holders of our Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Mandatory Convertible Preferred Stock will rank structurally junior to all liabilities of our subsidiaries, including trade payables, and be effectively subordinated to all secured obligations, to the extent of the assets that serve as security for those obligations, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third-party equity holders. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Mandatory Convertible Preferred Stock then outstanding. As of December 31, 2025, our subsidiaries had $1.9 billion of indebtedness and we had $0.9 million of secured debt and $6.5 billion of senior unsecured indebtedness.

Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.

Our payment of dividends on our Mandatory Convertible Preferred Stock in the future will be determined by the Board (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The agreements governing any future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Therefore, we may be unable to pay dividends in cash on the Mandatory Convertible Preferred Stock.

In addition, under Delaware law, the Board (or an authorized committee thereof) may declare dividends on our capital stock (whether in cash or in shares of our common stock) only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then-current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and

Delaware law to pay cash dividends on the Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares).

If upon mandatory conversion or an early conversion at the option of a holder (other than during a fundamental change conversion period, except in limited circumstances) we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” and “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (or in the case of an early conversion during the fundamental change conversion period, if we are required to make an adjustment to the conversion rate in respect of any unpaid and undelivered make-whole dividend amount).

You may be subject to tax upon a declaration of dividends or an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares even though you do not receive a corresponding cash distribution.

We may elect to pay a dividend in whole or in part in shares of our common stock. Refer to “Description of Mandatory Convertible Preferred Stock—Dividends.” Although it is not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed under “Material United States Federal Income Tax Consequences—Taxation of U.S. Holders—Distributions” and “Material United States Federal Income Tax Consequences—Taxation of Non-U.S. Holders—Distributions” below).

The conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares is subject to adjustment in certain circumstances. Refer to “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you (as a holder of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock) may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property.

If you are a Non-U.S. Holder (as defined under “Material United States Federal Income Tax Consequences”), any dividend payable in shares or deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). If we (or an applicable withholding agent) are required to withhold on such deemed distributions and pay the applicable withholding taxes because such deemed distribution does not give rise to any cash from which any applicable withholding tax could be satisfied, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable on the Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock. Refer to “Material United States Federal Income Tax

Consequences” for a further discussion of U.S. federal tax implications for U.S. Holders (as defined therein) and Non-U.S. Holders.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of the Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to February 15, 2029, holders of the Mandatory Convertible Preferred Stock may have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value as of the effective date of such fundamental change of all remaining dividend payments on their shares of Mandatory Convertible Preferred Stock. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. In addition, provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.

An active trading market for the Depositary Shares does not exist and may not develop.

The Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Depositary Shares on the NYSE under the symbol “WHR.PRA.” However, no assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. Even if the Depositary Shares are approved for listing on the NYSE, such listing does not guarantee that a trading market for the Depositary Shares will develop or, if a trading market for the Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Depositary Shares, or to sell the Depositary Shares at a favorable price.

The closing of this offering is not contingent upon the closing of the Common Stock Offering, and vice versa.

The closing of this offering is not contingent upon the closing of the Common Stock Offering. Therefore, it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, if at all. Accordingly, if you decide to purchase Depositary Shares, you should be willing to do so whether or not we complete the Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the common stock being offered in the Common Stock Offering.

Risks Related to Ownership of our Common Stock

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in the common stock, including holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, downgrades in our credit ratings, variations between our actual and anticipated financial results, or uncertainty about current global economic conditions. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering and the Common Stock Offering, if completed.

We expect the net proceeds from this offering to be approximately $   million (or approximately $  million if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares) after the deduction of our offering expenses and the underwriting discount. We estimate that the net proceeds to us from the Common Stock Offering, if completed, after the deduction of our offering expenses and the underwriting discount, will be approximately $  million (or approximately $  million if the underwriters of the Common Stock Offering exercise in full their option to purchase additional common stock). We intend to use approximately $700 million of the net proceeds from the Combined Offerings, if completed (or up to approximately $800 million of the net proceeds from the Combined Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. The amount outstanding under the Credit Facility as of December 31, 2025 was $250 million. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes. As of February 20, 2026, the amount outstanding under the Credit Facility was $1.62 billion. Following consummation of the Combined Offerings, we intend to enter into the New Credit Facility to replace the Credit Facility. See “Prospectus Supplement Summary—Recent Developments.” We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation. However, our management will have considerable discretion in the application of net proceeds from this offering and the Common Stock Offering, if completed, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The Common Stock Offering and future sales or other dilution of our common stock could dilute our existing stockholders or otherwise depress the market price of our common stock.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement,          shares of our common stock and up to an additional         shares of our common stock that the underwriters of the Common Stock Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Common Stock Offering, to purchase from us. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all.

The Common Stock Offering, if completed, and future sales of our common stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our common stock or the perception that such conversions or dividends could occur, could negatively impact the market price of our common stock. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of Depositary Shares, including purchasers of Depositary Shares in this offering and holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock. If we issue additional shares of common stock, the price of our common stock may decline. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that the Common Stock Offering, the issuance of the Mandatory Convertible Preferred Stock, and future sales and issuances of our common stock and other securities would have on the market price of our common stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions, or anticipated conversion of the Mandatory Convertible Preferred Stock into shares of common stock could depress the price of our common stock. The sale or the availability for sale of a large number of shares of common stock in the public market could cause the market price of our common stock to decline.

The Mandatory Convertible Preferred Stock and the Depositary Shares may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued. The market price of our common stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares); (2) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares and our common stock.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock and we may not repurchase our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $  million (or approximately $  million if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares), after the deduction of our offering expenses and the underwriting discount.

In addition, concurrently with this offering, we are offering          shares of our common stock (or          shares of our common stock if the underwriters in the Common Stock Offering exercise in full their option to purchase additional common stock) in an underwritten offering pursuant to a separate prospectus supplement. We estimate that the net proceeds to us from the Common Stock Offering, if completed, after the deduction of our offering expenses and the underwriting discount, will be approximately $   million (or approximately $  million if the underwriters in the Common Stock Offering exercise in full their option to purchase additional common stock). The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000.

We intend to use approximately $700 million of the net proceeds from the Combined Offerings, if completed (or up to approximately $800 million of the net proceeds from the Combined Offerings if the underwriters exercise in full their options to purchase additional securities from us), to repay a portion of the amounts outstanding under the Credit Facility. The amount outstanding under the Credit Facility as of December 31, 2025 was $250 million. Since December 31, 2025, we have drawn on our Credit Facility for general corporate purposes. As of February 20, 2026, the amount outstanding under the Credit Facility was $1.62 billion. The Credit Facility provides an aggregate borrowing capacity of $3.5 billion and has a maturity date of May 3, 2027. As of December 31, 2025, the interest rate payable with respect to the Credit Facility was 5.09% per annum.

We intend to use the remainder of the net proceeds from the Combined Offerings, if completed, for general corporate purposes, including working capital, operating expenses and capital expenditures, including strategic investments in vertical integration and automation.

Pending these uses, we intend to invest the net proceeds of the Combined Offerings, if completed, in certificates of deposit, U.S. government securities and certain other interest-bearing securities.

Affiliates of certain of the underwriters are lenders under our Credit Facility and will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, in connection with the partial repayment of the Credit Facility, thus creating a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, (i) any underwriter that has a conflict of interest pursuant to Rule 5121 to not confirm sales to accounts over which it exercises discretionary authority without the prior written consent of the customer; and (ii) that a QIU participate in the preparation of the registration statement, this prospectus supplement and the accompanying prospectus, and exercise the usual standards of “due diligence” with respect to this offering. Scotiabank has agreed to act as a QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Scotiabank will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Scotiabank against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering, we are also making a public offering of      shares of our common stock in the Common Stock Offering pursuant to a separate prospectus supplement. We have granted the underwriters of the Common Stock Offering a 30-day option to purchase up to      additional shares of our common stock. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock being offered in the Common Stock Offering. The underwriters of this offering are also underwriters in the Common Stock Offering.

See “Use of Proceeds” for additional information regarding the use of proceeds from the Common Stock Offering.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following description is a summary of the material terms of our  % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share, which we refer to in this prospectus supplement as our Mandatory Convertible Preferred Stock. It does not restate the terms in their entirety. We urge you to read our certificate of incorporation as well as the certificate of designations for the Mandatory Convertible Preferred Stock and the form of Mandatory Convertible Preferred Stock share certificate because they, and not this description, define your rights as holders of Mandatory Convertible Preferred Stock. The certificate of incorporation and the form of Mandatory Convertible Preferred Stock share certificate are available upon request from us at the address set forth under “Incorporation of Certain Information By Reference.” The following summary of the terms of the Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents. Unless the context otherwise requires, references to “Whirlpool,” “us,” “we” or “our” in this “Description of Mandatory Convertible Preferred Stock” section refer to Whirlpool Corporation and not to any of its subsidiaries. Capitalized terms used but not defined below have the meanings given to them in the certificate of designations for the Mandatory Convertible Preferred Stock.

The bank depositary will initially be the sole holder of our Mandatory Convertible Preferred Stock. However, the holders of Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of the holders of our Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under “Description of Depositary Shares” below. Each Depositary Share represents a l/20th interest in a share of our Mandatory Convertible Preferred Stock.

General

Under our certificate of incorporation, the Board is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We currently do not have any shares of preferred stock outstanding. At the consummation of this offering, we will issue      shares of Mandatory Convertible Preferred Stock in the form of      Depositary Shares. In addition, we have granted the underwriters an over-allotment option to purchase up to      additional Depositary Shares representing      shares of our Mandatory Convertible Preferred Stock, in accordance with the procedures set forth under “Underwriting (Conflicts of Interest).”

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of Whirlpool of any class. Computershare Trust Company, N.A. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

We do not intend to list our Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system, but we do intend to apply to list the Depositary Shares on the NYSE as described under “Description of Depositary Shares—Listing.”

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

•

senior to (i) our common stock and (ii) each other class or series of capital stock issued after the initial issue date the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each other class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to all liabilities of our subsidiaries, including trade payables, and effectively subordinated to all secured obligations, to the extent of the assets that serve as security for those obligations, as well as the capital stock of our subsidiaries held by third parties. As of December 31, 2025, our subsidiaries had $1.9 billion of indebtedness and we had $0.9 million of secured debt and $6.5 billion of senior unsecured indebtedness.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of % on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $   per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by the Board (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to, and including, February 15, 2029, commencing on, and including, May 15, 2026 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Mandatory Convertible Preferred Stock and will end on, and exclude, the May 15, 2026 dividend payment date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is February , 2026, will be approximately $  per share (based on the annual dividend rate of % and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on May 15, 2026. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be approximately $  per share (based on the annual dividend rate of % and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock—Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.”

So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the common stock or any other shares of junior stock, and no common stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any common stock or other junior stock in shares of any common stock or other junior stock; (ii) the acquisition of shares of any common stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any common stock or other junior stock with the proceeds of a substantially concurrent sale of, shares of any common stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of common stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock or on behalf of any other persons (other than us or any of our subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the initial issue date or (y) in compliance with the foregoing provision.

When dividends on shares of the Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of common stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the Board, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board, or an authorized committee thereof, may be declared and paid on any securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If we (or an applicable withholding agent) are required to withhold on distributions of common stock to a holder (see “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by the Board (or an authorized committee thereof) in its sole discretion:

•	by paying cash;

•	by delivering shares of our common stock; or

•	through any combination of paying cash and delivering shares of our common stock.

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in common stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the five-day average price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act of 1933, as amended. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $   , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

No Redemption

We may not redeem the Mandatory Convertible Preferred Stock. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities owed to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, May 15, 2026), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate (x) the corporate governance requirements of the NYSE or the NYSE Texas (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines for Operation of the Board of Directors as in effect on the date of this prospectus supplement, that requires us to (i) generally have no more than three management members as directors and (ii) have a majority of “independent directors” as that term is defined from time to time by relevant NYSE listing rules or other applicable regulations; provided further that the Board shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on the Board by two, and the new directors will be elected at an annual or special meeting of stockholders called by the Board, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this prospectus supplement, “voting preferred stock” means any class or series of our parity stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on the Board shall automatically decrease by two.

Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate (x) the corporate governance requirements of the NYSE or the NYSE Texas (or any other exchange or automated quotation system on which our securities may be listed or quoted ) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines for Operation of the Board of Directors as in effect on the date of this prospectus supplement, that requires us to (i) generally have no more than three management members as directors and (ii) have a majority of “independent directors” as that term is defined from time to time by relevant NYSE listing rules or other applicable regulations.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing or at a meeting:

•	authorize or create, or increase the authorized amount of, any senior stock; or

•

amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations for the shares of Mandatory Convertible Preferred Stock so as to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with or into another entity, unless either (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock and (4) the application of the provisions described below under “—Recapitalizations, Reclassifications and Changes in our Common Stock,” will in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing our certificate of incorporation, the certificate of designations or any stock certificate representing shares of the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to (x) conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in this “Description of Mandatory Convertible Preferred Stock” section of this preliminary prospectus supplement, as further supplemented and/or amended by the related pricing term sheet or (y) file a certificate of correction with respect to the certificate of designations for the Mandatory Convertible Preferred Stock to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on February 15, 2029, we will pay such dividend to the holders of record as of February 1, 2029, as described above under “—Dividends.” If on or prior to February 1, 2029 we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through February 15, 2029, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were February 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accumulated but unpaid dividends, if any), will be as follows:

•

if the applicable market value of our common stock is greater than the “threshold appreciation price,” then the conversion rate will be    shares of common stock per share of Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•

if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, which will be between      and      shares of common stock per share of Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our common stock is less than the initial price, then the conversion rate will be    shares of common stock per share of Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our common stock in the Common Stock Offering (or, if the Common Stock Offering does not price, approximately the closing price of our common stock on February , 2026).

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately % appreciation over the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates and the applicable market value are each subject to adjustment as described under “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion rate adjustments as described below under “—Anti-dilution Adjustments” and that dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $  and a threshold appreciation price of $  , a holder of our Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of our Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of Shares of Our Common Stock to Be Received Upon Conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is greater than or equal to the initial price and less than or equal to the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding February 15, 2029.

“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be February 15, 2029.

“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “WHR <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preferred Stock have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to February 15, 2029, into shares of our common stock at the minimum conversion rate, subject to adjustment as described under “—Anti-dilution Adjustments” below.

If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Mandatory Convertible Preferred Stock pursuant to “—Conversion at the Option of the Holder,” we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a fundamental change (as defined below) occurs on or prior to February 15, 2029, holders of the Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of common stock at the fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the effective date (as defined below), calculated using a discount rate of % per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under “—Make-whole dividend amount” below; provided that, if the effective date or the conversion date falls after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under “—Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

To exercise the fundamental change early conversion right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) February 15, 2029. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than February 15, 2029. Holders of Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.

We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date.

A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Mandatory Convertible Preferred Stock:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit or incentive plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock or we otherwise become aware of such beneficial ownership;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; or

(3) our common stock (or other common stock comprising all or part of the exchange property) ceases to be listed on any of the NYSE, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by all of our common stockholders, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

Fundamental change conversion rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under “—Anti-dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
February , 2026
February 15, 2027
February 15, 2028
February 15, 2029

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $  per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•

if the stock price is less than $  per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Make-whole dividend amount

For any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our common stock; or

•	through any combination of paying cash and delivering shares of our common stock.

We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of our common stock. If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the stock price.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of our common stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price, we will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•

the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock; and

•

the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date. A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon mandatory conversion of its Mandatory Convertible Preferred Stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder.

Shares of common stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of common stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the mandatory conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon early conversion

If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to February 15, 2029, in the manner described under “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” such holder must observe the conversion procedures set forth below.

If such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, to convert its shares of Mandatory Convertible Preferred Stock early, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after February 15, 2029. A holder that early converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of common stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares

No fractional shares of common stock will be issued to holders of our Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

If more than one share of our Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)

We issue common stock to all or substantially all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the sum of (x) the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of our common stock constituting such dividend or other distribution, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date the Board, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2)

We issue to all or substantially all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our shares of common stock at less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of (x) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants, and

•

the denominator of which shall be the sum of (i) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of our common stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date the Board, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and the amount payable to us upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by the Board, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants in respect of shares of common stock held in treasury.

(3)

We subdivide or combine our common stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(4)

We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock (other than rights issued pursuant to a stockholders’ rights plan so long as such rights have not separated from the common stock), cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

•	any rights or warrants as to which an adjustment was effected pursuant to clause (2) above;

•	any dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock, and

•

the denominator of which is the current market price of our common stock minus the fair market value, as determined by the Board, or an authorized committee thereof, on the ex-date of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our common stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date the Board, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our common stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock, and

•	the denominator of which is the current market price of our common stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date the Board, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because we will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.

(5)	We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

•	a regular, quarterly cash dividend that does not exceed $0.90 per share (the “initial dividend threshold”),

•	any cash that is distributed in exchange for our common stock in a reorganization event (as described below),

•	any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•	any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our common stock minus the initial dividend threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero), and

•	the denominator of which is the current market price of our common stock minus the amount per share of our common stock of such dividend or distribution.

The initial dividend threshold is subject to adjustment on an inversely proportional basis whenever the fixed conversion rates are adjusted, but no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates pursuant to this clause (5).

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date the Board, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)

We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (other than a tender offer solely to holders of fewer than 100 shares of our common stock) where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i) the aggregate cash and fair market value (as determined by the Board, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii) the product of:

1.	the current market price of our common stock; and

2.

the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•	the denominator of which shall be equal to the product of:

(i) the current market price of our common stock; and

(ii) the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because we will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.

In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our common stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our common stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive (without having to convert their Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of our common stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

For the purposes of determining the adjustment to the fixed conversion rates, for the purposes of:

•

clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;

•

clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our common stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to our common stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and

•

clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, we may make such increases in each fixed conversion rate as we deem advisable if the Board, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of the Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders (as defined in “Material United States Federal Income Tax Consequences”) of the Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Consequences.”

If we (or an applicable withholding agent) are required to withhold on constructive distributions to a holder (see “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.

No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Mandatory Convertible Preferred Stock and as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

(a)

upon the issuance of any common stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)

upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)

upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock were first issued;

(d)	for a change solely in the par value of our common stock;

(e)

for sales of our common stock for cash, including the sale of shares of our common stock for a purchase price that is less than the applicable market price per share of our common stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;

(f)	for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(g)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(h)	as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above;

(i)	for any regular, quarterly cash dividend that does not exceed the initial dividend threshold; or

(j)

for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred Stock. We will also upon written request by a beneficial owner of the Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever any provision of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, the Board, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

If:

•	the record date for a dividend or distribution on our common stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•

that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of Mandatory Convertible Preferred Stock to be holders of record, for each share of Mandatory Convertible Preferred Stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes in our Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not converted into, or exchanged for, securities, cash or property);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock in such reorganization event. We will notify holders of the Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property we will deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by the Board, or an authorized committee thereof, except that if a unit of exchange property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board, or an authorized committee thereof), or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any change to the consideration to be paid or delivered, as the case may be, upon conversion of the Mandatory Conversion Preferred Stock as described in the immediately preceding paragraph, we will also adjust the initial dividend threshold such that (x) in the case of a share-for-share reorganization event, the adjusted initial dividend threshold will be based on the number of shares of common stock or ADRs comprising a unit of exchange property, (y) in the case of a partial share-for-share reorganization event, the adjusted initial dividend threshold will be based on the value of a share of common stock or an ADR comprising the exchange property relative to the value of a share of our common stock and (z) if the exchange property is composed solely of consideration other than common stock or ADRs, the adjusted initial dividend threshold will be zero.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of, or as payment of dividends on, all the shares of Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount).

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

We will deposit the shares of our Mandatory Convertible Preferred Stock, represented by the Depositary Shares offered hereby pursuant to a deposit agreement (the “deposit agreement”) among us, Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary (the “bank depositary”), and the holders from time to time of the Depositary Shares.

The following description is a summary of the material terms of the Depositary Shares and the deposit agreement. It does not restate the terms in their entirety. We urge you to read the deposit agreement because the terms of the Depositary Shares include those expressly set forth in the deposit agreement and it, and not this description, defines your rights as holders of Depositary Shares. The form of deposit agreement is available upon request from us at the address set forth under “Where You Can Find More Information.” Unless the context otherwise requires, references to “Whirlpool,” “we,” “our” and “us” in this “Description of Depositary Shares” section refer to Whirlpool Corporation and not to any of its subsidiaries. Capitalized terms used but not defined below have the meanings given to them in the deposit agreement.

General

Each Depositary Share represents a l/20th interest in a share of our Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under “—Book-entry, Settlement and Clearance.” Subject to the terms of the deposit agreement, the Depositary Shares will be entitled to all rights, preferences, privileges and voting powers of our Mandatory Convertible Preferred Stock, as applicable, in proportion to the fraction of a share of our Mandatory Convertible Preferred Stock those Depositary Shares represent.

In this section, references to “holders” of Depositary Shares mean those who have Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under “—Book-entry, Settlement and Clearance.”

Conversion

Because each Depositary Share represents a l/20th interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may elect to convert Depositary Shares only in lots of 20 Depositary Shares, either on an early conversion date at the minimum conversion rate of    shares of our common stock per Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which our Mandatory Convertible Preferred Stock is convertible at the option of holders of Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

The following table sets forth the fundamental change conversion rate per Depositary Share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
February , 2026
February 15, 2027
February 15, 2028
February 15, 2029

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $  per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the minimum conversion rate, divided by 20; and

•

if the stock price is less than $  per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for our Mandatory Convertible Preferred Stock, each Depositary Share      corresponding to the shares of our Mandatory Convertible Preferred Stock so converted will be entitled to receive l/20th of the number of shares of our common stock and the amount of any cash received by the bank depositary upon conversion of each share of our Mandatory Convertible Preferred Stock.

The following table illustrates the conversion rate per Depositary Share, subject to adjustment as described under “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments,” based on the applicable market value of our common stock:

Applicable market value of our common stock	Conversion rate per Depositary Share
Greater than the threshold appreciation price	shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $50 by the applicable market value

Less than the initial price	shares of common stock

After delivery of our common stock by the transfer agent to the bank depositary following conversion of our Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our common stock to the holders of Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.

If we (or an applicable withholding agent) are required to withhold on distributions of common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Fractional Shares

No fractional shares of common stock will be issued to holders of our Depositary Shares upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of Depositary Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

If more than one Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares so surrendered for, or subject to, conversion.

Dividends and Other Distributions

Each dividend paid on a Depositary Share will be in an amount equal to l/20th of the dividend paid on the related share of our Mandatory Convertible Preferred Stock. So long as our Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of our Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our Depositary Shares in accordance with the instructions of such beneficial owners.

The bank depositary will deliver any cash or shares of common stock it receives in respect of dividends on our Mandatory Convertible Preferred Stock to the holders of the Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter. In the event of a dividend other than in cash, the bank depositary will distribute property received by it to the holders of the Depositary Shares entitled thereto, unless the bank depositary determines that it is not feasible to make the distribution, in which case the bank depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares.

The dividend payable on the first dividend payment date, if declared, is expected to be $   per Depositary Share, and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $  per Depositary Share.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for our Mandatory Convertible Preferred Stock.

No fractional shares of common stock will be delivered to the holders of our Depositary Shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of common stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.

The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Depositary Shares or the underlying Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the shares of our Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

No Redemption

We may not redeem our Depositary Shares. However, at our option, we may purchase our Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Voting the Mandatory Convertible Preferred Stock

Because each Depositary Share represents a l/20th interest in a share of the Mandatory Convertible Preferred Stock, holders of each Depositary Share will be entitled to l/20th of a vote per share of Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

When the bank depositary receives notice of any meeting at which the holders of our Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will mail the notice to the record holders of the Depositary Shares relating to the Mandatory Convertible Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for our Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of our Mandatory Convertible Preferred Stock represented by such holder’s Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the Mandatory Convertible Preferred Stock represented by such Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing our Mandatory Convertible Preferred Stock.

Modification, Amendment and Termination

Without the consent of the holders of the Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Depositary Shares for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares;

•	to make any change reasonably necessary, in our reasonable determination, to reflect each Depositary Share’s representation of l/20th of a share of our Mandatory Convertible Preferred Stock;

•

to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares; or

•

to make any other change that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Depositary Shares, we may amend, alter, supplement or repeal any terms of the Depositary Shares to conform the terms of the Depositary Shares to the description thereof in this “Description of Depositary Shares” section of this preliminary prospectus supplement and the “Description of Mandatory Convertible Preferred Stock” section of this preliminary prospectus supplement, as further supplemented and/or amended by the related pricing term sheet.

With the consent of the record holders of at least a majority of the aggregate number of Depositary Shares then outstanding, the Depositary Shares and any provisions of the deposit agreement may at any time and from time to time be amended, altered or supplemented by agreement between us and the bank depositary; provided that, without the consent of each record holder of an outstanding Depositary Share affected, no such amendment, alteration or supplement will:

•	reduce the number of Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Depositary Shares or the deposit agreement;

•	reduce the amount payable or deliverable in respect of the Depositary Shares or extend the stated time for such payment or delivery;

•

impair the right, subject to certain requirements set forth in the deposit agreement, of any owner of Depositary Shares to surrender any receipt evidencing such Depositary Shares to the bank depositary with instructions to deliver to it the Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;

•	change the currency in which payments in respect of the Depositary Shares or any receipt evidencing such Depositary Shares is made;

•

impair the right of any record holder of Depositary Shares to receive payments or deliveries on its Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;

•	make any change that materially and adversely affects the conversion rights of any record holder of Depositary Shares; or

•	make any change that materially and adversely affects the voting rights of any record holder of Depositary Shares.

The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Depositary Shares have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Except as otherwise set forth in “Description of Depositary Shares,” holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 20 Depositary Shares may withdraw the share of our Mandatory Convertible Preferred Stock corresponding to such Depositary Shares, and any cash or other property represented by such Depositary Shares. A holder who withdraws shares of Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property ), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Depositary Shares.

Listing

We intend to apply to list the Depositary Shares on the NYSE under the symbol “WHR.PRA”. No assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Depositary Shares representing fractional interests in the Mandatory Convertible Preferred Stock listed on the NYSE. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the Depositary Shares.

Form and Notices

The Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory

Convertible Preferred Stock, as described under “—Book-entry, Settlement and Clearance.” The bank depositary will forward to the holders of Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our Mandatory Convertible Preferred Stock. Neither the bank depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the bank depositary’s or our control in performing the bank depositary’s or our respective obligations under the deposit agreement. The obligations of the bank depositary under the deposit agreement will be limited to performance in good faith and without gross negligence of the bank depositary’s duties thereunder, and the bank depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or related shares of Mandatory Convertible Preferred Stock unless satisfactory indemnity is furnished.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary, the resignation to take effect 60 days after receipt of written notice by us and the removal to take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Book-entry, Settlement and Clearance

The global security

The Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global security

All interests in the global security will be subject to the operations and procedures of DTC. We have obtained the information in this section or in the accompanying prospectus concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the deposit agreement in definitive form and will not be considered the owners or holders of the securities under the deposit agreement, including for purposes of receiving any reports delivered by us or the bank depositary under the deposit agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the deposit agreement.

Payments of dividends with respect to the Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of liquidation preference or dividends in respect of a global security, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated securities

Individual certificates in respect of the Depositary Shares will be issued in exchange for the global security only if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered.

DESCRIPTION OF CAPITAL STOCK

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our certificate of incorporation and our bylaws. We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of Delaware law for additional information.

Authorized Shares

Our certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $1.00 per share (“preferred stock”), in one or more series.

Voting, Dividend and Liquidation Rights

Subject to the rights of the holders of any series of preferred stock which may be outstanding from time to time, each share of common stock is entitled to one vote on all matters presented to the stockholders, with no cumulative voting rights; to receive such dividends as may be declared by the Board out of funds legally available therefor; and in the event of liquidation or dissolution of Whirlpool, to share ratably in any distribution of Whirlpool’s net assets.

Other Matters

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares; and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of any preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed for trading on the NYSE and the NYSE Texas under the trading symbol “WHR.”

Preferred Stock

The Board has the authority without stockholder consent, subject to certain limitations imposed by Delaware law or our bylaws, to issue one or more series of preferred stock at any time and to fix the rights, preferences and restrictions of the preferred stock of each series, including:

•	the number of shares in that series;

•	the voting rights, including cumulative voting rights, if any;

•	the dividend rights, if any;

•	whether that series will be redeemable and the terms of redemption;

•	the rights of holders of each such series upon dissolution or any distribution of assets;

•	the terms or amount of the sinking fund, if any, for the redemption or purchase of shares of that series;

•	conversion privileges, if any; and

•	any other designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions.

As described above, the Board, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Certain Anti-Takeover Effects

Certain provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.

Additional Authorized Shares of Capital Stock

The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner:

Generally, under Section 203, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) fifteen percent (15%) or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences generally applicable, as of the date hereof, to the ownership and disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, and our common stock into which our Mandatory Convertible Preferred Stock may be converted by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) that acquire Depositary Shares in this offering at the initial offering price. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the U.S Internal Revenue Service (“IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, and does not deal with taxes other than the federal income tax (such as estate and gift tax or Medicare contribution tax) or with non-U.S., state, local or other tax considerations. Special rules, not discussed here, may apply to certain holders, including: U.S. expatriates and certain former citizens or long-term residents of the United States, banks, regulated investment companies, real estate investment trusts, financial institutions, insurance companies, tax-exempt organizations or governmental organizations or agencies or instrumentalities thereof, traders, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons required to accelerate recognition of any item of gross income with respect to the Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a result of income being recognized on an applicable financial statement, U.S. Holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock through a non-U.S. broker or other non-U.S. intermediary, entities treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or investors in such a pass-through entity), persons subject to an alternative minimum tax, persons who acquired Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock as compensation or pursuant to the exercise of any employee stock option, or persons who have acquired Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock as part of a straddle, hedge, conversion transaction or other risk reducing strategy or other integrated investment, persons deemed to sell the Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock under the constructive sale provisions of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, tax-qualified retirement plans, and persons who own, or are deemed to own, more than 5% of our common stock. Such holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations that may be relevant to them. This summary applies only to holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is, for U.S. federal income tax purposes, a person (other than a partnership) that is not a U.S. Holder.

In the case of an entity that is classified as a partnership for U.S. federal income tax purposes that holds Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partner and the partnership. A prospective investor that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of a Depositary Share should be treated for U.S. federal income tax purposes as holding the fraction of Mandatory Convertible Preferred Stock represented by the Depositary Share. Accordingly, a holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock.

Each prospective investor is urged to consult its tax advisors concerning the particular U.S. federal, state, local, and non-U.S. income tax considerations and other tax considerations of the ownership and disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

Taxation of U.S. Holders

Distributions

Distributions of cash or property that we pay in respect of Depositary Shares, our Mandatory Convertible Preferred Stock or common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. Holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. Holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for non-corporate U.S. Holders (at a maximum tax rate of 20%), provided that the U.S. Holder receiving the dividend satisfies the applicable holding period and other requirements. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Dispositions” below).

Share Distributions

We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in shares of our common stock. While not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in “—Distributions” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any)

that is received. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. A U.S. Holder’s initial tax basis in any common stock received as a distribution on the Mandatory Convertible Preferred Stock (or Depositary Shares) will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution.

Adjustments to the Conversion Rate

The conversion rate of the Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. A U.S. Holder that holds our Mandatory Convertible Preferred Stock (or Depositary Shares) may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed under “—Distributions” above. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Mandatory Convertible Preferred Stock (or Depositary Shares), however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of Mandatory Convertible Preferred Stock (or Depositary Shares) may be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under “—Distributions.” Because such deemed distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock (or Depositary Shares) will be increased to the extent any such constructive distribution is treated as a dividend.

The IRS has proposed U.S. Treasury regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the U.S. Treasury regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The preamble to the proposed U.S. Treasury regulations notes that the regulations, if finalized, would be effective for deemed distributions occurring on or after the date of adoption, but taxpayers and withholding agents may rely on the proposed U.S. Treasury regulations prior to that date under certain circumstances.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock could be characterized as an “extraordinary dividend” under the Code. If a corporate U.S. Holder receives an extraordinary dividend on stock it has held for two years or less before the dividend announcement date, such corporate U.S. Holder will generally be required to reduce its tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, as applicable, with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is treated as taxable gain realized on the sale or other taxable disposition of the Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock and will be treated as described under “—Dispositions” below.

A non-corporate U.S. Holder will generally be required to treat any losses on the sale of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as long-term capital losses to the extent that any extraordinary dividends received by such non-corporate U.S. Holder would otherwise qualify as a dividend that was eligible for long-term capital gain rates, as described under “—Distributions” above.

Conversion into Common Stock

Except as provided below, a U.S. Holder generally will not recognize gain or loss upon the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) into shares of our common stock, except that (1) a U.S. Holder’s receipt of cash (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under “—Distributions” above, (2) a U.S. Holder’s receipt of common stock (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under “—Distributions” above as if the U.S. Holder had received cash in respect of such dividends but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock (or Depositary Shares) surrendered therefor and (3) a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s adjusted tax basis in the fractional share of our common stock).

Except as discussed in the next sentence, a U.S. Holder’s initial tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock and the holding period of such shares of common stock will include the holding period of the Depositary Shares representing an interest in the converted shares of Mandatory Convertible Preferred Stock. Common stock received in payment of dividends in arrears or possibly accrued but unpaid dividends and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period will commence therefor on the day after the conversion.

Upon certain conversions of our Mandatory Convertible Preferred Stock (or Depositary Shares), we may, in respect of any such conversion, pay a holder of our Mandatory Convertible Preferred Stock (or Depositary Shares) common stock and/or cash in respect of the present value of future dividends (as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion. If this treatment is correct, then (i) to the extent a U.S. Holder realizes gain on the conversion, such gain should be taxable to the extent of any cash received by such U.S. Holder (other than cash in lieu of a fractional share of our common stock), (ii) any such taxable gain would generally be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto (provided that the conversion fails to be considered “not essentially equivalent to a dividend”, in which case any such taxable gain could be treated as capital gain as further described under “—Dispositions” below), (iii) a U.S. Holder’s basis in the shares of common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should equal its basis in our Mandatory Convertible Preferred Stock, or the Depositary Shares notionally representing an interest in the Mandatory Convertible Preferred Stock being converted, increased by any gain recognized by such U.S. Holder and reduced by any cash received in respect of any future dividends and any basis allocable to any fractional shares of our common stock, (iv) a U.S. Holder’s holding period in any common stock received upon conversion (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should include the holding period of our Mandatory Convertible Preferred Stock, or the Depositary Shares representing an interest in the Mandatory Convertible Preferred Stock being converted, and (v) a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s adjusted tax basis in the fractional share of our common stock deemed received). For this purpose, a U.S. Holder should realize gain on the conversion equal to the excess, if any, of the sum of the cash and the fair market value of shares of our common stock received (including the shares of our common stock received in respect of future dividends, but excluding the shares of our common stock in respect of dividends in arrears and possibly accrued and unpaid dividends) over such U.S. Holder’s adjusted tax basis in our Mandatory Convertible Preferred Stock (or Depositary Shares) immediately prior to conversion. A U.S. Holder will not be permitted to recognize any loss realized upon the conversion of our Mandatory Convertible Preferred Stock (or Depositary Shares) into our common stock.

U.S. Holders should be aware that the tax treatment described in the preceding paragraph is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have current or accumulated earnings and profits at the time of conversion, as described above under “—Distributions.” U.S. Holders should consult their tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Dispositions

Upon a sale, exchange or other taxable disposition of its Depositary Shares (other than pursuant to a withdrawal of our Mandatory Convertible Preferred Stock or common stock in respect of Depositary Shares or conversion of our Mandatory Convertible Preferred Stock into common stock), our Mandatory Convertible Preferred Stock, or our common stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock for more than one year at the time of disposition. A U.S. Holder’s tax basis and holding period in respect of common stock received in the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) is discussed above under “—Conversion into Common Stock.” Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to significant limitations under the Code.

We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the U.S. Holder, the U.S. Holder generally will recognize capital gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. However, depending on the U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under “—Distributions” above. If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described in the preceding paragraph.

As discussed above, generally, a U.S. Holder of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock.

U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

Information Reporting and Backup Withholding

We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding on dividends with respect to, or the proceeds of a disposition of, Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Holders

Distributions

Distributions of cash or property that we pay in respect of our Mandatory Convertible Preferred Stock (or Depositary Shares) or our common stock, including any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of our common stock to be issued on conversion (as described under “—Share Distributions and Adjustments to Conversion Rate” below), will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to Non-U.S. Holders will generally be subject to withholding of U.S. federal income tax at a 30% rate or (subject to the discussion below under “—FATCA Withholding”) such lower rate as may be specified by an applicable income tax treaty, provided that the withholding agent has received proper certification as to the application of that treaty. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Dispositions” below).

In order to claim the benefit of an applicable income tax treaty for dividends, a Non-U.S. Holder must satisfy applicable certification and other requirements prior to the distribution date, such as providing the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form). Non-U.S. Holders eligible for a reduced rate of or an exemption from U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

To the extent dividends paid are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), such effectively connected dividends will not be subject to withholding tax provided that certain certification and disclosure requirements are satisfied. Instead, such dividends will generally be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person under the Code. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such dividends that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Share Distributions and Adjustments to Conversion Rate

We may make distributions to holders of our Mandatory Convertible Preferred Stock, including holders of Depositary Shares, that are paid in our common stock. In general, while not free from doubt, distributions paid in our common stock should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in “—Distributions” above). Similarly, as discussed above under “—Taxation of U.S. Holders—Adjustments to the Conversion Rate,” certain adjustments to the conversion rate (or failure to make certain adjustments) that result in an increase in the proportionate interests of a Non-U.S. Holder in our assets or earnings and profits can result in deemed distributions to the Non-U.S. Holder, which would be treated as discussed in “—Distributions” above. Because distributions paid in our common stock and deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, an applicable withholding agent could withhold the U.S. federal tax on any such dividend from any cash, common stock, or sales proceeds subsequently paid or credited to such Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent).

Conversion into Common Stock

Except as provided in the next paragraph, a Non-U.S. Holder will not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares), except that (1) any cash received that is attributable to dividends in arrears or possibly accrued and unpaid dividends, if any, will be treated in the manner described above under “—Distributions,” (2) any common stock received in respect of dividends in arrears or possibly accrued and unpaid dividends, if any, should be treated in the manner described above under “—Distributions” and “—Share Distributions and Adjustments to Conversion Rate” as if the Non-U.S. Holder had received cash in respect of such dividends, but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock (or Depositary Shares) surrendered therefor and (3) the receipt of cash in lieu of a fractional share of our common stock will generally result in gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the Non-U.S. Holder’s adjusted tax basis in the fractional share of our common stock) and be treated as described below under “—Disposition.”

Upon certain conversions of our Mandatory Convertible Preferred Stock (or Depositary Shares), we may, in respect of any such conversion, pay a holder of Depositary Shares (or Mandatory Convertible Preferred Stock) common stock and/or cash in respect of the present value of future dividends (as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change;

Fundamental Change Dividend Make-whole Amount”). As described above under “—Taxation of U.S. Holders—Conversion into Common Stock,” the tax considerations of such payment of cash or common stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or shares of our common stock as additional consideration received in the conversion.

Nevertheless, an applicable withholding agent may disagree and may treat any such payment as a dividend that is subject to U.S. federal withholding tax at a 30% rate as described above under “—Distributions” unless (1) the Non-U.S. Holder qualifies for an exception or a reduction of this rate under an applicable income tax treaty or (2) such dividend is effectively connected income and an appropriate certification is provided. If any such cash is treated as additional consideration, gain, if any, may be recognized to the extent of any cash received (but would only be taxable as discussed below under “—Dispositions”).

Dispositions

Subject to the discussions above under “—Distributions,” and below under “—FATCA Withholding” and “— Information reporting and backup withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, unless:

•

the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business within the United States, and, under an applicable income tax treaty, the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or such Non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock (including through holding Depositary Shares) or our common stock.

We believe that we have not been and are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes, although no assurances can be given in this regard.

To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if required by an income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, such gain will be subject to U.S. federal income tax on a net basis at regular rates in the same manner as if such Non-U.S. Holder were a United States person as described under the Code. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such gain that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty.

We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder, the Non-U.S. Holder generally will recognize gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. Any such gain generally will be taxed to the extent described above under “—Dispositions.” However, depending on the Non-U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under “—Distributions” above. If a Non-U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as described under “—Dispositions” above.

As discussed above, generally, a Non-U.S. Holder of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a Non-U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Depositary Shares for Mandatory Convertible Preferred Stock.

Non-U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed U.S. Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the Non-U.S. Holder’s country of residence may modify the requirements described in this paragraph.

U.S. Treasury regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, certain Non-U.S. Holders might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

Information reporting and backup withholding

Non-U.S. Holders generally will be required to comply with certain certification procedures to establish that they are not United States persons (as defined in the Code) in order to avoid backup withholding with respect to dividends paid to such Non-U.S. Holders or the proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock. In addition, we are required to report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such distributions and the amount withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

We and Wells Fargo Securities, LLC (“Wells Fargo”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup”), the representatives for the underwriters for the offering, have entered into an underwriting agreement with respect to the Depositary Shares being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and, each underwriter has severally agreed to purchase the number of Depositary Shares indicated in the following table.

Underwriters	Number of Shares
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
BNP Paribas Securities Corp.
Scotia Capital (USA) Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the option described below unless and until this option is exercised, are subject to the approval of certain legal matters by their counsel and to certain other conditions.

The underwriters have an option to buy up to an additional      Depositary Shares from us, solely to cover over-allotments. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any Depositary Shares are purchased pursuant to this over-allotment option, the underwriters will severally purchase Depositary Shares in approximately the same proportion as set forth in the table above.

It is expected that delivery of the Depositary Shares will be made against payment therefor on   , 2026, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount of up to    per share from the public offering price. After the initial offering of the Depositary Shares, the representatives may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any Depositary Shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that we will not, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup for a period of 90 days after the date of this prospectus supplement, (i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock or other capital stock, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any such common stock or other capital stock or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock or other capital stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of common stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The restrictions described above do not apply to the issuance of (i) Depositary Shares pursuant to this prospectus supplement, the Mandatory Convertible Preferred Stock in respect thereof and any shares of common stock issued upon conversion of, or issued and paid as a dividend on, the Mandatory Convertible Preferred Stock, (ii) shares, and options to purchase shares, of common stock and restricted stock units pursuant to any of our stock option plans, stock purchase or other equity incentive plans, as those plans are in effect on the date hereof, (iii) shares of common stock upon the exercise of stock options or vesting of restricted stock units issued under stock option or other equity incentive plans referred to in clause (ii) above, as those plans are in effect on the date hereof, (iv) the issuance of up to 2% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the Closing Date (as defined in the underwriting agreement), in acquisitions or other similar strategic transactions, (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, and (vi) the common stock that may be issued pursuant to the Common Stock Offering.

Our directors and certain officers have agreed that they will not, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup for a period of 90 days after the date of this prospectus supplement, (i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the common stock or preferred stock or other capital stock (including, without limitation, common stock, preferred stock or such other capital stock that may deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC or that may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock (collectively, the “lock-up securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock, preferred stock, other capital stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The restrictions described above do not apply to (i) transfers (A) as one or more bona fide gift or gifts or charitable contributions, or for bona fide estate planning purposes, (B) upon death by will, testamentary document or intestate succession, (C) to any member of such person’s immediate family or to any trust for the direct or indirect benefit of such person or the immediate family of such person, (D) to a partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D) above, (F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (G) to us upon death, disability or termination of employment, (H) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the restricted period or in connection with the conversion of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion will be subject to the restrictions in the first sentence of this paragraph, (I) pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, or (J) pursuant to a trading plan pursuant to Rule 10b5-1 of the Exchange Act for the transfer of common stock entered into prior to the date of this prospectus supplement so long as such plan will not be amended or otherwise modified to increase the shares of common stock scheduled for sale thereunder during the restricted period, provided that in the case of clauses (A) through (F) above, the donee, devisee, transferee or distributee will sign and deliver a lock up agreement and, in each case, no voluntary filing under the Exchange Act shall be made during the restricted period, (ii) entry into a written plan designed to meet the requirements of Rule 10b5-1 under the Exchange Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the restricted period, or (iii) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control transaction.

Wells Fargo, J.P. Morgan and Citigroup, acting jointly, in their sole discretion may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause our market price of our securities to fall or make it more difficult for investors to sell our securities.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

We intend to apply to list the Depositary Shares on the NYSE under the symbol “WHR.PRA.” No assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. Our common stock is listed on the NYSE and the NYSE Texas under the symbol “WHR.”

We estimate that our offering expenses, excluding the underwriting discount, will be approximately $  million. ICR Capital LLC is acting as financial advisor to us in connection with this offering and will receive a fee upon the completion of this offering. ICR Capital LLC is not acting as an underwriter under the underwriting agreement and will not offer or sell any securities in this offering.

In connection with this offering, the underwriters may purchase and sell shares of Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Depositary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Depositary Shares or purchasing Depositary Shares in the open market. In determining the source of Depositary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Depositary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Depositary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their respective affiliates are lenders under the Credit Facility and may receive customary fees or expense reimbursements in connection therewith. Certain of the underwriters are also underwriters in the Common Stock Offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters and affiliates are likely to hedge or otherwise reduce and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge or reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby.

Common Stock Offering

Concurrently with this offering, we are offering      shares of our common stock, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Common Stock Offering a 30-day option to purchase up to      additional shares of our common stock. The aggregate proceeds from the Combined Offerings (assuming no exercise of the underwriters’ options to purchase additional securities from us in either offering) are anticipated to be $800,000,000. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock being offered in the Common Stock Offering. See “Concurrent Common Stock Offering.”

Conflicts of Interest

We intend to use the net proceeds from the Combined Offerings to repay a portion of the amounts outstanding under the Credit Facility. Affiliates of Wells Fargo, J.P. Morgan, Citigroup, Mizuho Securities USA LLC (“Mizuho”), BNP Paribas Securities Corp. (“BNP”), and Scotiabank, are lenders under the Credit Facility. Wells Fargo, J.P. Morgan, Citigroup, Mizuho, and BNP will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which requires, among other things, (i) any underwriter that has a conflict of interest pursuant to Rule 5121 to not confirm sales to accounts over which it exercises discretionary authority without the prior written consent of the customer, and (ii) that a QIU participate in the preparation of the registration statement, this prospectus supplement and the accompanying prospectus, and exercise the usual standards of “due diligence” with respect to this offering. Scotiabank has agreed to act as a QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Scotiabank will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Scotiabank against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Depositary Shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Depositary Shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Depositary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Depositary Shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the Depositary Shares in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admission to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the securities. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the securities are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai

Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters with respect to the offering of Depositary Shares will be passed upon for Whirlpool Corporation by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters with respect to the offering of Depositary Shares will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, Chicago, Illinois, and Davis Polk & Wardwell LLP, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus supplement, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•

the description of our common stock contained as Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Corporation will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which Whirlpool Corporation will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

Whirlpool Corporation may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Whirlpool Corporation’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and the NYSE Texas under the trading symbol “WHR”.

See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation has filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing. The senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation are collectively referred to as “registered securities.”

Each time Whirlpool Corporation uses this prospectus to offer securities, Whirlpool Corporation will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

Whirlpool Corporation has not authorized anyone to provide you with different information. Whirlpool Corporation is not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “Whirlpool,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires

WHIRLPOOL CORPORATION

Whirlpool Corporation (“Whirlpool”), committed to being the best kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in four countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement. Whirlpool had approximately $16 billion in annual net sales and 41,000 employees in 2025.

We conduct our business through three operating segments: Major Domestic Appliances (“MDA”) North America; MDA Latin America; and Small Domestic Appliances (“SDA”) Global.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

1

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

2

WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.whirlpoolcorp.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•

the description of our common stock contained as Exhibit 4(viii) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

3

      Depositary Shares

Each Representing a 1/20th Interest in a Share of

 % Series A Mandatory Convertible Preferred Stock

 % Series A Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

    , 2026

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	Citigroup	BNP PARIBAS	Mizuho

Scotiabank

Financial Advisor to Whirlpool Corporation

ICR Capital LLC